Exhibit 21
SUBSIDIARIES 1
OF
VAIL RESORTS, INC.

Name	State of Incorporation	Trade Names
Arrabelle at Vail Square, LLC	Colorado
Avon Partners II Limited Liability Company	Colorado
Beaver Creek Associates, Inc.	Colorado
Beaver Creek Consultants, Inc.	Colorado
Beaver Creek Food Services, Inc.	Colorado	"Gunder’s"
Breckenridge Resort Properties, Inc.	Colorado
Breckenridge Terrace, LLC	Colorado
Colter Bay Café Court, LLC	Wyoming
Colter Bay Convenience Store, LLC	Wyoming
Colter Bay Corporation	Wyoming
Colter Bay Marina, LLC	Wyoming
Crystal Peak Lodge of Breckenridge, Inc.	Colorado
Eagle Park Reservoir Company	Colorado
Forest Ridge Holdings, Inc.	Colorado
Gillett Broadcasting, Inc.	Delaware
Gore Creek Place, LLC	Colorado
Grand Canyon Lodge Company North Rim	Colorado
Grand Teton Lodge Company	Wyoming
Gros Ventre Utility Company	Wyoming
Heavenly Valley, Limited Partnership	Nevada
Hunkidori Land Company, LLC	Colorado
Jackson Hole Golf and Tennis Club, Inc.	Wyoming
Jackson Hole Golf and Tennis Club Snack Bar, LLC	Wyoming
Jackson Lake Lodge Corporation	Wyoming
Jenny Lake Lodge, Inc.	Wyoming
Jenny Lake Store, LLC	Wyoming
JHL&S LLC	Wyoming
Keystone Conference Services, Inc.	Colorado
Keystone Development Sales, Inc.	Colorado
Keystone Food and Beverage Company	Colorado
Keystone Resort Property Management Company	Colorado
Keystone/Intrawest, LLC	Delaware
Keystone/Intrawest Real Estate, LLC	Colorado
La Posada Beverage Service, LLC	Delaware
Larkspur Restaurant & Bar, LLC	Colorado
Lodge Properties, Inc.	Colorado	"The Lodge at Vail”
Lodge Realty, Inc.	Colorado
Mountain Thunder, Inc.	Colorado
National Park Hospitality Company	Colorado
One Ski Hill Place, LLC	Colorado
Property Management Acquisition Corp., Inc.	Tennessee
RCR Vail, LLC	Colorado
Rockresorts Arrabelle, LLC	Colorado
Rockresorts Casa Madrona, LLC	Delaware
Rockresorts Cheeca, LLC	Delaware
Rockresorts Cordillera Lodge Company, LLC	Colorado
Rockresorts Eleven Biscayne, LLC	Florida
Rockresorts Equinox, Inc.	Vermont
Rockresorts Hotel Jerome, LLC	Colorado
Rockresorts International, LLC	Delaware
Rockresorts LaPosada, LLC	Delaware
Rockresorts Rosario, LLC	Delaware
Rockresorts (St. Lucia) Inc.	St. Lucia
Rockresorts Wyoming, LLC	Wyoming
Rockresorts, LLC	Delaware
Slifer Smith & Frampton/Vail Associates Real Estate, LLC	Colorado
Soho Development, LLC	Colorado
SSI Venture, LLC	Colorado	“Specialty Sports Venture LLC” and “Specialty Sports Network”
SSV Holdings, Inc.	Colorado
Stampede Canteen, LLC	Wyoming
TCRM Company	Colorado
Tenderfoot Seasonal Housing, LLC	Colorado
Teton Hospitality Services, Inc.	Wyoming
Timber Trail, Inc.	Colorado
The Chalets at the Lodge at Vail, LLC	Colorado
The Vail Corporation	Colorado	"Vail Associates, Inc." and "Vail Resorts Management Company"
The Village at Breckenridge Acquisition Corp., Inc.	Tennessee
VA Rancho Mirage I, Inc.	Colorado
VA Rancho Mirage II, Inc.	Colorado
VA Rancho Mirage Resort, L.P.	Delaware
Vail Associates Holdings, Ltd.	Colorado
Vail Associates Investments, Inc.	Colorado
Vail Associates Real Estate, Inc.	Colorado
Vail Food Services, Inc.	Colorado	"Vail Mountain Dining Company"
Vail Holdings, Inc.	Colorado
Vail Hotel Management Company, LLC	Colorado
Vail Resorts Development Company	Colorado
Vail Resorts Lodging Company	Delaware
Vail RR, Inc.	Colorado
Vail Summit Resorts, Inc.	Colorado	"Breckenridge Ski Resort, Inc." and "Keystone Resort, Inc." and "Ralston Resorts, Inc."
Vail Trademarks, Inc.	Colorado
Vail/Arrowhead, Inc.	Colorado
Vail/Beaver Creek Resort Properties, Inc.	Colorado
VAMHC, Inc.	Colorado
VR Heavenly I, Inc.	Delaware
VR Heavenly II, Inc.	Delaware
VR Holdings, Inc.	Colorado
Zion Lodge Company	Colorado
1 Includes only those entities owned 50% or greater.